                                     M FUND, INC.

                           PRINCIPAL UNDERWRITING AGREEMENT

                                   FEBRUARY 9, 1998

     THIS AGREEMENT is made and entered into this 9th day of February, 1998, by and between M Fund, Inc., a corporation organized and existing under the laws of the state of Maryland (the "Company"), and M Holdings Securities, Inc., a corporation organized and existing under the laws of the State of Oregon (the "Distributor").

     WHEREAS, the Company consists of several portfolios of shares and is registered as an open-end management series investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company has registered the shares of its several classes of stock ("Shares") for offer and sale in four portfolios, each as set forth on Schedule A hereto under the Securities Act of 1933, as amended (the "1933 Act"), and the Company may offer Shares of one or more additional portfolios in the future (such existing and future portfolios are collectively referred to herein as the "Funds"); and

     WHEREAS, the Company was organized to serve as the funding vehicle for certain individual and group variable life insurance policies and variable annuity contracts offered by certain life insurance companies ("Participating Insurance Companies") through their segregated asset accounts (the "Accounts"), and may also offer its Shares directly to qualified pension and retirement plans (the "Qualified Plans"); and

     WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

I.   APPOINTMENT OF THE DISTRIBUTOR

     A. The Company hereby appoints the Distributor as its exclusive agent for the distribution of the Shares of each Fund to the Accounts of Participating Insurance Companies and to the Qualified Plans as may be permitted by applicable law and subject to the Company's obtaining any necessary regulatory approvals, subject to the terms of this Agreement and the policies and control of the Company's Board of Directors (the "Board"). The Distributor hereby accepts such appointment.

     B. In the event that the Company from time to time creates one or more additional Funds, it shall notify the Distributor. If the Distributor is willing to perform services hereunder to the additional Fund(s), it shall so notify the Company. Thereafter, the Company and the

Distributor shall mutually agree to amend Schedule A to this Agreement in writing to add the additional Fund(s) and the additional Fund(s) shall be subject to this Agreement, subject to the approval of the Board as set forth in Paragraph XII below.

     C. The Distributor is an independent contractor. The Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable laws and agrees to pay all employer taxes relating thereto.

II.  DUTIES OF THE DISTRIBUTOR AND THE COMPANY

     A.   THE COMPANY EMPLOYS THE DISTRIBUTOR:

          1. to sell the Shares of each Fund at net asset value upon the terms described in (a) the then effective registration statement of the Company, under the 1933 Act and the 1940 Act (the "Registration Statement") and (b) the then current prospectus and statement of additional information and any supplements thereto (collectively, the "Prospectus"). The Distributor agrees that the Company shall receive 100% of such net asset value;

          2. to sell the Shares of each Fund in accordance with any participation agreements between the Company and the Participating Insurance Companies and, where applicable, the Company and Qualified Plans;

          3. to submit to the NASD for review and approval, as required, all sales literature and advertisements to be used in connection with the sale of the Shares and to take any and all action necessary and appropriate to ensure the approval of such material within a reasonable time period. All sales literature and advertisements used by the Distributor in connection with the sale of Shares shall be subject to approval by the Company or its delegatee.
               The Company authorizes the Distributor, in connection with the sales or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in the Company's Registration Statement or Prospectus or in sales literature or advertisements approved by the Company or in such financial or other statements or reports which are furnished to the Distributor pursuant to the next paragraph. The Company shall not be responsible in any way for any information provided or statements and representations made by the Distributor or its representatives or agents other than the information, statements, and representations described in the preceding sentence. The Distributor shall review all materials submitted to it by Participating Insurance Companies and Qualified Plans that describe the Company, the Shares, or the Company's investment adviser. The Distributor shall not be responsible for any information provided or statements or representations made by Participating Insurance Companies or Qualified Plans, representatives or agents of Participating Insurance Companies or Qualified Plans, or any other persons or entities other than the Distributor's representatives or agents.

     B.   THE COMPANY AGREES:

          1. to make available to the Distributor copies of all information, financial statements and auditor's reports thereon and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of a Fund as the Distributor may request;

          2. to cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor of its duties under this Agreement; and

          3. to register or cause to be registered all Shares sold by the Distributor pursuant to the provisions of this Agreement.

     C. The Company reserves the right at any time to withdraw all offerings of the Shares of any or all Funds by written notice to the Distributor at its principal office.

     D. The Company and the Distributor hereby agree that all advertisements and sales literature issued by either of them referring directly or indirectly to the Company or to the Distributor will be submitted to and receive the approval of the Company and the Distributor before it may be used by either party.

III. REPRESENTATIONS AND WARRANTIES

     A. REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR. The Distributor hereby represents and warrants to the Company as follows:

          1. DUE INCORPORATION AND ORGANIZATION. The Distributor is duly organized and is in good standing under the laws of the State of Oregon and is fully authorized to enter into this Agreement and carry out its terms.

          2. REGISTRATION. The Distributor is a broker-dealer registered with the Commission under the 1934 Act, is a member of the NASD, and is registered or licensed under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Distributor shall maintain such registration or license in effect at all times during the term of this Agreement and will immediately notify the Company of the occurrence of any event that would disqualify the Distributor from serving as a Distributor by operation of Section 9(a) of the 1940 Act or otherwise.

          3. CODE OF ETHICS. The Distributor has adopted and implemented a written code of ethics that complies with the requirements of Rule 17j-I under the 1940 Act and will provide the Company with a copy of such code of ethics and all subsequent modifications together with evidence of its adoption and implementation. At least annually the Distributor will provide the Company with a report describing the implementation of the code of ethics during the immediately preceding twelve (12) month period.

     B. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, on behalf of the Funds, hereby represents and warrants to the Distributor as follows:

          1. DUE INCORPORATION AND ORGANIZATION. The Company is duly organized under the laws of the State of Maryland and is fully authorized to enter into this Agreement and carry out its terms.

          2. REGISTRATION. The Company is registered as an investment company with the Commission under the 1940 Act and Shares of the Company are and will be registered under the 1933 Act for offer and sale to the Accounts of Participating Insurance Companies and to Qualified Plans. Such registration shall be kept in effect during the term of this Agreement.

IV.  NOTICE

     The Company agrees to advise the Distributor immediately in writing:

     A. of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect of for additional information;

     B. in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

     C. of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in the registration statement, prospectus or statement of additional information in order to make the statements in those documents not misleading; and

     D. of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information that may from time to time be filed with the SEC.

V.   COMPLIANCE WITH APPLICABLE REQUIREMENTS

     In carrying out its obligations under this Agreement, the Distributor shall at all times conform to:

     A. all applicable provisions of the 1934 Act and the 1940 Act and the rules and regulations thereunder.

     B. the provisions of the Registration Statement of the Company as the same may be amended from time to time, under the 1933 Act and the 1940 Act.

     C.   the provisions of the Company's Articles of Incorporation, as amended;

     D.   the provisions of the By-Laws of the Company, as amended; and

     E.   any other applicable provisions of state and federal law.

VI.  EXPENSES

     The expenses in connection with the distribution of the Shares shall be allocated as follows:

     A.   EXPENSES OF THE COMPANY

          The Company will pay or cause to be paid:

          1.   registration fees for registering its Shares under the 1933 Act;

          2. expenses incident to preparing and filing amendments to the Registration Statement of the Company under the 1933 Act and the 1940 Act;

          3. expenses for preparing and setting in type all prospectuses and the expenses of printing and supplying them to the existing shareholders or beneficial owners of Shares (including, but not limited to, owners of individual and group variable life insurance policies and variable annuity contracts that use one or more Funds as their funding vehicle);

          4. expenses incident to the issuance of its Shares such as the cost of stock certificates, if any, taxes, and fees for establishing shareholder record accounts; and

          5.   expenses for administrative and transfer agency services.

     B.   EXPENSES OF THE DISTRIBUTOR

          1. The Distributor shall pay all of its own costs and expenses connected with the offer and sale of Shares.

VII. REPORTS

     The Distributor shall prepare reports for the Board on a quarterly basis showing such information concerning services provided and expenses incurred related to this Agreement, and such other information, as from time to time may be reasonably requested by the Board.

VIII.     INDEMNIFICATION BY THE COMPANY

     The Company agrees to indemnify, defend and hold the Distributor, each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon a violation of any of the Company's covenants herein contained, or any alleged untrue statement of a material fact, or the alleged omission to state a material fact necessary to make the statements made not misleading, in the Registration Statement or prospectus of the Company, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon information furnished by the Distributor. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law. Nothing contained herein shall relieve the Distributor of any liability to the Company or its shareholders, or the Company of any liability to the Distributor, to which the Distributor or the Company would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under this Agreement.

IX.  INDEMNIFICATION BY THE DISTRIBUTOR

     The Distributor agrees to indemnify, defend and hold the Company, each person who has been, is, or may hereafter be an officer, director, employee or agent of the Company, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, free and harmless against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon a violation of any of the Distributor's covenants herein contained, or any alleged untrue statement of a material fact, or the alleged omission to state a material fact necessary to make the statements made not misleading, on the part of the Distributor or nay agent or employee of the Distributor, whether made orally or in writing, unless such statement or omission was made in reliance upon written information furnished by the Company. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law.

X.   NON-EXCLUSIVITY

     The services of the Distributor to the Company under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services to others (including other investment companies) so long as its services to the Company are not impaired thereby. It is understood and agreed that officers and directors of the distributor may serve as officers or directors of the Company, and that officers or directors of the Company may serve as officers or directors of the Distributor to the extent permitted by law. The officers and directors of the Distributor are not prohibited by this Agreement from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm, corporation or trust, including other investment companies.

XI.  TERM

     This Agreement shall become effective as of the date on which this Agreement is executed, provided this Agreement is approved by both (a) the vote of a majority of the Board and (b) the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, and who have no direct or indirect financial interest in this Agreement, case in person at a meeting called for such purposes.

     Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date of execution of this Agreement and shall continue in effect from year to year thereafter, only so long as such continuance is approved at least annually:

     A. by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such renewal; and

     B. by either the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Company.

XII. TERMINATION AND ASSIGNMENT

     A. This Agreement may be terminated at any time, without the payment of any penalty,

          1. by (a) Company, (b) the vote of a majority of the Board, (c) the vote of a majority of those members of the Board whoa re not parties to this Agreement or interested persons of any such party, and who have no direct or indirect financial interest in this Agreement, (d) the vote of a majority of the outstanding voting securities of the Company, or (e) without limiting the foregoing, the Company, in the event the Distributor fails to perform in a satisfactory manner, or

          2.   by the Distributor.

          3. In the event of termination of this Agreement, the Company and the Distributor agree to provide the non-terminating party at least sixty (60) days' prior written notice of such termination. In the case of termination under paragraph 1. of this subsection, only the Distributor will be deemed the non-terminating party.

     B. This Distribution Agreement may not be assigned by the Distributor and will automatically and immediately terminate in the event of its assignment.

XIII.     AMENDMENTS

     This Agreement may be amended in writing, by an instrument signed by a duly authorized officer of the Company and by the Distributor, but no amendment to this Agreement shall be effective until such amendment is approved:

     A. by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and

     B.   by the vote of a majority of the Board.

XIV. GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Oregon, without regard to conflicts of law principles; provided, however, that nothing herein shall be construed as being inconsistent with 1933 Act, the 1934 Act or the 1940 Act.

XV.  DEFINITIONS

     As used in this Agreement, the terms "majority of outstanding voting securities," "interested persons," and "assignment" shall have the same meaning as those terms have in the 1940 Act.

XVI. NOTICE

     Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered by hand or first class mail, or transmitted by electronic facsimile, or mailed by registered, certified or overnight United States mail, postage prepaid, or sent by overnight delivery with a recognized courier, addressed by the party giving notice to the other party at the last address furnished by the other party:

          To the Distributor at:   M Holdings Securities, Inc.
                                   River Park Center
                                   205 S.E. Spokane Street
                                   Portland, Oregon  97202

                                   Attn:  Corporate Secretary

          To the Company at:       M Fund, Inc.
                                   River Park Center
                                   205 S.E. Sponkane Street
                                   Portland, Oregon  97202

                                   Attn:  Corporate Secretary

     Each such notice, advice or report shall be effective upon receipt or three days after mailing, whichever is first.

XVII.     SEVERABILITY

     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

XVIII.    ENTIRE AGREEMENT

     This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

XIX. 1940 ACT

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

XX.    COOPERATION WITH AUTHORITIES

     Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

XXI.   CUMULATIVE RIGHTS

    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

XXII.  BOOKS AND RECORDS

     The Company shall own and control all the pertinent records pertaining to its operations.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                        M FUND, INC




Attest: /s/ Anna Nye                    By: /s/ [illegible]
        ----------------------             --------------------------
                                        Title: President
                                               ----------------------


                                        M HOLDINGS SECURITIES, INC.


Attest: /s/ Anna Nye                    By:/s/ [illegible]
        ----------------------             --------------------------
                                        Title: President
                                              -----------------------

                                      SCHEDULE A

                                FUNDS OF M FUND, INC.

                            Edinburgh Overseas Equity Fund

                               Turner Core Growth Fund

                          Frontier Capital Appreciation Fund

                              Enhanced U.S. Equity Fund